Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) dated June 18, 2013 (the “Effective Date”) is made between Dalian Wanchun Pharmaceutical Co., Ltd., a corporation organized under the laws of the People’s Republic of China, having its principal place of business at No.1 Huoju Street, Qixianling Base, Dalian High-tech Zone, Dalian, China 116025 (the “Company”) and GKOL Inc., having a principal place of business at 13932 Dodder Court, Poway, CA 92064 (the “Consultant”), for the purpose of setting forth the exclusive terms and conditions by which the Company desires to acquire Consultant’s services on a temporary basis.

In consideration of the mutual obligations specified in this Agreement, the parties, intending to be legally bound hereby, agree to the following:

1.     Services:

(a) Company hereby retains Consultant, and Consultant hereby agrees to perform for Company, certain services assigned to Consultant by the Company and in the Company’s sole discretion, as set forth on Exhibit A hereto (collectively the “Services”). Consultant is responsible for providing any necessary equipment, tools, materials, and/or supplies to perform the Services.

(b) Consultant agrees to keep Company updated, promptly upon Company’s request, of any progress, problems, and/or developments of which Consultant is aware regarding the Services. Company shall have the right to require such updates in writing from Consultant in a format specified by Company or acceptable to Company in its sole discretion.

2.     Consideration/Compensation:

(a) In exchange for the requested services performed by Consultant to be rendered to Company hereunder (as determined by the Company), Company shall provide Consultant as full and complete compensation for the Services rendered hereunder at a set dollar amount not to exceed the terms of compensation as set forth on Exhibit B hereto.

(b) Consultant shall not be entitled to receive any other compensation or any benefits from Company. Except as otherwise required by law, Company shall not withhold any sums or payments made to Consultant for social security or other federal, state or local tax liabilities or contributions, and all withholdings, liabilities, and contributions shall be solely Consultant’s responsibility. Further, Consultant understands and agrees that the Services are not covered under the unemployment compensation laws and are not intended to be covered by workers’ compensation laws.

(c) Company shall reimburse Consultant all authorized payments made by Consultant upon behalf of Company. These payments will be supported by copies of invoices and proof of payment (cancelled check) and will be submitted at the time of the invoice for Consultant’s services.

3.     Confidential Information; Company Property:

(a) Prior to or on the Effective Date, Consultant has executed the Company’s standard Confidential Disclosure Agreement (the “Company CDA”). Consultant agrees that the Company CDA supersedes and replaces any prior confidentiality agreement between the parties. In the event that Consultant is an entity, or otherwise will cause individuals in its employ or under its supervision to participate in the rendering of the Services, Consultant agrees to cause each such individual to execute the Company CDA.

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(b) Consultant agrees to segregate all Confidential Information, as defined in the Company CDA, from the proprietary information of any other companies for which it may provide services.

(c) Consultant shall not disclose or otherwise make available to Company in any manner any confidential and proprietary information received by Consultant from third parties. Consultant warrants that his/her performance of all the terms of this Agreement does not and will not breach any agreement entered into by Consultant with any other party, and Consultant agrees not to enter into any agreement, oral or written, in conflict herewith.

(d) In addition, Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use such information only for certain limited purposes. Consultant agrees that he/she owes the Company and such third parties, during the term of the Consultant’s relationship with the Company and thereafter, regardless of the reason for the termination of the relationship, a duty to hold all such confidential or proprietary information in the strictest of confidence and not to disclose such information to any person, firm or corporation (except as necessary in carrying out his/her work for the Company consistent with the Company’s agreement with such third party, or due to legal obligations under the laws and statutes of the State of California or the United States of America) or to use such information for the benefit of anyone other than for the Company or such third party (consistent with the Company’s agreement with such third party).

(e) Consultant also agrees that during his/her consultancy with the Company that he/she shall not make, use or permit to be used any Company Property otherwise than for the benefit of the Company, and according to the laws and statutes of the State of California and the the United States of America. The term “Company Property” shall include all notes, emails, memoranda, reports, lists, records, drawings, sketches, designs, specifications, software programs, software code, data, pagers, documentation or other materials of any nature and in any form, whether written, printed, electronic or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs, and any other Company property in her possession, custody or control. Consultant further agrees that he/she shall not, after the termination of her consultancy, use or permit others to use any such Company Property. Consultant acknowledges and agrees that all Company Property shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of Consultant’s consultancy, Consultant shall deliver all Company Property in his/her possession, and all copies thereof, to the Company.

4.     Ownership of Work Product:

(a) Consultant agrees to promptly disclose to Company any and all Work Product generated on Company’s behalf. “Work Product” includes without limitation any and all notes, drawings, designs, technical data, know how, works of authorship, firmware, software, ideas, improvements, inventions, material, information, work or product conceived, created, written or first reduced to practice by Consultant either solely or jointly with others in the performance of consulting services for Company and/or resulting from use of Confidential Information by Consultant solely or jointly with others. Consultant agrees to assign and does hereby assign to Company his/her entire right, title and interest, including without limitation any copyright, patent, trade secret, trademark (including the good will associated therewith) or other intellectual property rights in and to the Work Product. All works of authorship, firmware, software or other applicable Work Product shall be considered works for hire by Consultant for Company and all Work Product shall be the Company’s sole and exclusive property. Consultant agrees to and shall provide Company with all Work Product generated on Company’s behalf.

(b) Unless in contradiction with patent law and outstanding intellectual property agreements and licenses, and upon mutual written agreement by Consultant and Company Consultant will provide to Company specifically determined rights to use specifically identified notes, works of authorship, ideas, designs, firmware, software, technical data, ideas, research, reports, and other such inventions which are not Work Product, but which are owned by Consultant and are necessary or desirable to use any Work Product delivered by Consultant to Company individually and collectively.

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(c) Consultant further agrees:

(i) to assist to apply for, obtain, register and vest in the name of the Company alone patents, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(ii) to aid, within the Consultant’s expertise, in the defense any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such patent, copyright, trademark or other analogous protection.

(d) Consultant also agrees, at the request and cost of Company, to promptly sign, execute, make and do all such deeds, documents, acts and things as Company may reasonably require or desire to perfect Company’s entire right, title, and interest in and to any Work Product and/or Background Material. Consultant agrees that if Company is unable because of Consultant’s unavailability, or for any other reason (other than objections by the Consultant) , to secure the signature of an authorized agent of Consultant to apply for or to pursue any application for any United States or foreign patents, copyright or trademark registrations covering the assignments to Company, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, and trademark registrations thereon with the same legal force and effect as if executed by an authorized agent of Consultant. In this latter case, Company will inform Consultant within 10 days, by registered mail, of this event and the efforts made to obtain Consultant’s signature.

(e) Consultant warrants that he/she has good and marketable title to the Background Material and Work Product and that she shall not knowingly incorporate into any Work Product any material that would infringe any copyright, trade secret, trademark or other intellectual property rights of any person or entity. Consultant further warrants that the Background Material and Work Product shall be free and clear of all liens, claims, encumbrances or demands of third parties, including any claims by any such third parties of any right, title or interest in or to the Background Material and/or Work Product arising out of any patent, trade secret, copyright or other intellectual property right. Consultant shall indemnify, defend and hold harmless the Company and its customers from any and all liability, loss, cost, damage, judgment or expense (including reasonable attorney’s fees) resulting from or arising in any way out of any such claims by any third parties, and/or which are based upon, or are the result of any breach of, the warranties contained in this Section 4. In the event of a breach of the warranties set forth in this Section 4, in addition to all other remedies available to Company, Consultant shall, at no additional cost to Company, replace or modify the Work Product within a reasonable time, with a functionally equivalent and conforming Work Product at his/her own expense, or obtain for Company the right to continue using the Work Product and in all other respects use his/her best efforts to remedy the breach.

5.     Indemnification/Release:

(a) Consultant agrees to take all necessary precautions to prevent injury to any persons (including employees of Company) or damage to property (including Company’s property) during the term of this Agreement, and shall indemnify, defend and hold harmless Company, its officers, directors, shareholders, employees, representatives and/or agents from any claim, liability, loss, cost, damage, judgment, settlement or expense (including attorney’s fees) resulting from or arising in any way out of injury (including death) to any person or damage to property arising in any way out of any act, error, omission or negligence on the part of Consultant or any Consultant employee in the performance or failure to fulfill any Services or obligations under this Agreement. Consultant further agrees to indemnify, defend and hold harmless Company, its officers, directors, shareholders, employees, representatives and/or agents from the costs to Company of remedying any violation or breach of this Agreement by Consultant and/or from the costs to the Company resulting from a breach by Consultant to a third party during the performance of the Services under this Agreement.

(b) Consultant agrees to indemnify and hold the Company harmless from and against any and all claims, losses, demands, liabilities, damages, costs, or expenses (including, without limitation, attorney’s fees, back wages, liquidated damages, penalties or interest) resulting from any violation of any federal, state or local law, regulation, or ordinance by Consultant, including, without limitation, Consultant’s failure to collect, withhold, or pay any and all federal or state taxes required to be withheld or paid by employers or employees, including, without limitation, any and all income tax, social security, and FUTA taxes.

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(c) In the event of any breach of this Agreement or the Company CDA by Consultant, the Company shall first notify Consultant of the existence of such breach and provide Consultant thirty (30) days in which to remedy the breach at Consultant’s expense. Notwithstanding the foregoing, Consultant agrees that any breach of this Agreement or the Company CDA will cause irreparable harm to the Company and that in the event of such breach or threatened breach, Company shall have, in addition to any and all remedies at law and those remedies stated in this Agreement and the Company CDA, the right to an injunction, specific performance, or other equitable relief to prevent violation of Consultant’s obligations hereunder or under the Company CDA.

6.     Insurance Requirements:

(a) Consultant warrants that he/she will obtain and keep in full force and effect at all times hereunder , general liability and errors and omissions or professional liability insurance covering all of his/her or her Services. The policy presently in force is for the amount of one million USD ($1,000,000.00).

7.     Termination:

This Agreement shall be effective on the date hereof and shall continue for the term set forth on Exhibit A hereto, unless sooner terminated by either party upon 30 days’ prior written notice. In the event of termination, Consultant shall, upon request and at Company’s expense, perform such work as may be requested to transfer work in process to the Company or to a party designated by the Company.

8.     Independent Contractor:

(a) Company and Consultant expressly agree and understand that Consultant is an independent contractor and nothing in this Agreement nor the services rendered hereunder is meant, or shall be construed in any way or manner, to create between them a relationship of employer and employee, principal and agent, partners or any other relationship other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement. Consultant is not the agent of Company and is not authorized and shall not have the power or authority to bind Company or incur any liability or obligation, or act on behalf of Company, unless instructed to do so by e-mail or in writing.. Unless instructed by email or in writing, Consultant shall not represent that he/she is an agent of the Company, or that any of the views, advice, statements and/or information that may be provided while performing the Services are those of the Company.

(b) While Company is entitled to provide Consultant with general guidance to assist Consultant in completing the scope of work to Company’s satisfaction; Consultant is ultimately responsible for directing and controlling the performance of the task and the scope of work, in accordance with the terms and conditions of this Agreement. Consultant shall use his/her best efforts, energy and skill in his/her own name and in such manner as he/she sees fit.

(c) Consultant acknowledges and agrees that Consultant shall not be entitled to any benefits provided by the Company to its employees. In addition, Consultant shall have sole and exclusive responsibility for the payment of all federal, state, and local income taxes, for all employment and disability insurance, and for Social Security and other similar taxes with respect to any compensation provided by the Company hereunder. CONSULTANT FURTHER AGREES THAT IF THE COMPANY PAYS OR BECOMES LIABLE FOR SUCH TAXES OR RELATED CIVIL PENALTIES OR INTEREST AS A RESULT OF THE CONSULTANT’S FAILURE TO PAY TAXES OR REPORT INCOME, OR DUE TO THE COMPANY’S FAILURE TO WITHHOLD TAXES ON CONSULTANT’S INCOME, CONSULTANT SHALL INDEMNIFY AND HOLD THE COMPANY HARMLESS FOR ANY SUCH LIABILITY.

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10.    Consultant Warranties:

(a) The execution and performance of this Agreement will not constitute a breach or default under any contract or instrument to which Consultant is a party, or by which he/she is bound, including, without limitation, any and all employment, noncompetition and nondisclosure agreements with any former employer or customer, and Consultant is under no contractual or other obligation to any third party which would prevent or limit his/her performance of Services under this Agreement.

(b) Consultant has complied with all federal, state, and local laws regarding business permits and licenses that may be required to carry out the Services to be performed under this Agreement.

(c) Consultant is free to disclose to the Company, without breach of any obligation to a third party, any and all information, ideas, suggestions, developments, or know-how that Consultant will divulge in performing the Services under this Agreement.

11.    General:

(a) This Agreement does not create an obligation on Company to continue to retain Consultant beyond this Agreement’s termination.

(b) This Agreement may not be changed unless mutually agreed upon in writing by both Consultant and by an authorized officer of the Company.

(c) Sections 3, 4, 5, 6, 7, 8, and 9 shall survive the termination of this Agreement regardless of the manner of such termination.

(d) Any waiver by Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

(e) Consultant hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

(f) Company shall have the right to assign this Agreement to its successors and assigns, and this Agreement shall inure to the benefit of and be enforceable by said successors or assigns. Consultant may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Company’s President, and this Agreement shall be binding upon Consultant’s executors, administrators and legal representatives.

(g) This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the internal laws of California without regard to its conflict of laws provisions. The Consultant further agrees that any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced and maintained in any state or federal court located in California, and Consultant hereby submits to the jurisdiction and venue of any such court.

(h) This Agreement and the Exhibits hereto set forth the complete, sole and entire agreement between the parties with respect to the subject matter herein and supersede any and all other agreements, negotiations, discussions, proposals, or understandings, whether oral or written, previously entered into, discussed or considered by the parties.

(i) The language of all parts of this Agreement will in all cases be construed as a whole in accordance with its fair meaning and not strictly for or against either party hereto.

(j) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) All notices provided for in this Agreement shall be given in writing and shall be effective when either served by hand delivery, electronic facsimile transmission, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses as set forth in the preamble to this Agreement, or to such other address or addresses as either party may later specify by written notice to the other.

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the Effective Date.

Consultant		Dalian Wanchun Pharmaceutical Co. Ltd.

/s/ G. Kenneth Lloyd		By:	/s/ Lan Huang
Name:	GKOL Inc./G. Kenneth Lloyd, Ph.D.	Name:	Lan Huang, Ph.D.
Title:	Vice President	Title:	CEO

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EXHIBIT A

Term:

The term of this Agreement becomes effective on the date hereof and will continue in effect for 5 years. During the term the Consultant will make his best effort to finish specified projects in a timely fashion.

Description of Services:

Consultant will make available consulting services to the Company with respect to NPI-2358 and its derivatives.

The consultant can help the company pay for other company business related expense.

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EXHIBIT B

Compensation:

As compensation for services rendered pursuant to the terms of this Agreement, the Company shall pay the Consultant the following:

$90,000 USD annual consulting service fee, paid evenly at the end of each quarter.

- Except in 2013, the Consultant entitles $93337.50.

Upon presentation of receipts, Company shall reimburse Consultant for:

All payments made to third parties on behalf of Company

All pre-authorized travel expenses at the following rate:

Full reimbursement for airfare (economy for trips of less than 5 hours duration; business class or higher for all trips of 5 hours or longer duration) and other travel (including but not limited to taxis and trains)

Full reimbursement for hotels, meals and generally acceptable other travel expenses

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